                                                                  EXHIBIT 10.21

        INSTEEL INDUSTRIES INC. RETURN ON CAPITAL INCENTIVE COMPENSATION
                       PLAN FOR KEY MEMBERS OF MANAGEMENT

1. Statement of Purpose

The purpose of the Insteel Industries Inc. Return on Capital Incentive Compensation Plan For Key Members Of Management (the "Plan) is to encourage the creation of shareholder value by establishing a direct link between the Return on Capital (ROC) achieved and management's incentive compensation.

The Participants contribute to the success of Insteel Industries Inc. (the "Company") through their ability and commitment to the Company. The Company desires to receive the benefits derived from the services of the Participants, to identify the continued interests of the Participants with the future success of the Company, and to provide an incentive compensation plan that encourages sustained achievement of the Company's objective to maximize shareholder wealth.

2. Definitions

         2.1 Bonus Award
         "Bonus Award" means the dollar amount which results from the multiplication of the Bonus Percent for the year, by the Participant's Base Salary for the same year.

         2.2 Bonus Percent
         "Bonus Percent" means the percentage amount which results from the multiplication of the Participant's Target Bonus Percent for the Year, by the Performance Factor for the same Year.

         2.3 Bonus Bank
         "Bonus Bank" means the accrual account maintained by the Company for each Participant, into which either (i) the excess, for any Year, of any Bonus Award above One-Third of the Participant's Target Bonus Amount is credited; or (ii) the deficiency, for any Year, of any Award below zero (0) is debited; and/or (iii) the Bonus Bank Distribution, for any Year, as calculated in accordance with Section 5.3 is debited. Such account, for book accounting purposes, shall be accrued in accordance with generally accepted accounting principles. The Company does not and will not transfer cash into such accounts and the accounts exist only as bookkeeping records to evidence the Company's obligation to pay these amounts according to the Plan. No interest is credited on amounts in the Bonus Bank, and the individual's Bonus Bank balance shall never be less than zero (0). Participants are never vested in amounts in the Bonus Bank, and such amounts are not earned until the respective Distribution Date.

         2.4. Base Salary
         "Base Salary" means the Participant's actual base salary compensation earned during the Year; or partial Year, in the event of death, Disability or Retirement during the year; excluding incentive payments, salary continuation, and other payments which are not, in the sole determination of the Committee, actual base salary.

         2.5. Beneficiary
         "Beneficiary" means the person or persons designated as such in accordance with Section 6.

         2.6. c*
         "c*" also referred to as the "Weighted Average Cost of Capital," means the Company's weighted average cost of debt and equity expressed as a percent. It represents the Company's minimum required rate of return on capital, as established by management. It shall be a rate rounded to the nearest whole percent.

         2.7. Committee
         "Committee" means the Executive Compensation Committee.

         2.8. Disability
         "Disability" means a bodily injury or diseases as determined by the Committee, that totally and continuously prevents the Participant, for at least six (6) consecutive months, from engaging in an "occupation" for pay or profit. During the first twenty-four (24) months of total disability, "occupation" means the Participant's regular occupation. After that period, "occupation" means any occupation for which the Participant is reasonably fitted, based upon the Participant's education, training or experience as determined by the Committee.

         2.9. Distribution
         "Distribution" means the cash payment and/or deferral amount resulting from a Bonus Award or from a Bonus Bank or from a combination thereof.

         2.10. Distribution Date
         "Distribution Date" means the date on which the Employer makes Distributions of Participant Awards and/or Distributions from the Participants' Bonus Banks. The Distribution Date shall be once each Year and no later than December 15 of the Year following the Year for which an Award was calculated.

         2.11 Effective Date
         "Effective Date" means October 1, 1996, the date on which the Plan commences.

         2.12.Eligible Employee
         "Eligible Employee" means a regular, exempt, salaried employee of the Company who may be selected by management and recommended to the Executive Compensation Committee for participation.

         2.13. Employer
         "Employer" (also referred to as the "Company") means Insteel Industries Inc. and its wholly owned subsidiaries.

         2.14. Executive Compensation Committee
         "Executive Compensation Committee" (also referred to as the "Committee") means the Executive Compensation

         Committee of the Board of Directors of Insteel Industries Inc., which administers the Plan.

         2.15. Expected Improvement Factor
         The annual increase in SV, above the average of the prior year's actual and target SV, required to produce a Performance Factor of 1.00 or the Target Bonus Percent.

         2.16. Invested Capital
         "Invested Capital" means total assets less non-interest bearing current liabilities, and for the Year represents the average of each of twelve (12) month end amounts.

         2.17. Leverage Factor
         "Leverage Factor" determines the sensitivity of the Bonus Award to performance - the slope of the SV-Bonus Award Line.

         2.18. Net Operating Profit After Tax
         "Net Operating Profit After Tax" (also referred to as "NOPAT") means operating income before financing costs and income taxes reduced by income taxes which are computed by applying a statistical tax rate appropriate to the jurisdiction(s) in which the Company operates. The total Awards for all the incentive plans other than this Plan are charged to operating income of the Company prior to the computation of NOPAT.

         2.19. Participant
         "Participant" means an Eligible Employee who has been recommended for participation in the Plan by management and approved by the Committee. Designation as a Participant must be renewed annually.

         2.20. Performance Factor
         "Performance Factor" means that number described in Section 4.2 which is multiplied by a Participant's Target Bonus Percent to arrive at such Participant's Bonus Percent.

         2.21. Plan
         "Plan" means this 1995 Return on Capital Incentive Compensation Plan for Key Members of Management, as it may be hereafter amended.

         2.22. Retirement
         "Retirement" means termination of employment by a Participant for whatever reason other than death or Disability after attainment of age fifty-five (55), or, if prior to having attained age fifty-five (55), only after having obtained prior permission of the Committee. A Participant who has experienced a Retirement as defined herein shall be termed a "Retiree."

         2.23. Shareholder Value
         "Shareholder Value," also referred to as "SV," for the Company means the amount obtained by subtracting (i) a capital charge computed by multiplying Invested Capital for such year by c*, from(ii) Net Operating Profit After Tax for such year, or as follows: SV = Net Operating Profit After Tax - (Invested Capital x c*)

         2.24. Target SV
         "Target SV" means that SV amount, whether positive, negative or zero
         (0), which, if attained, produces a Performance Factor of one (1.000). For any one Year, Target SV shall equal the sum of (i) the average of prior Year's Target SV, and the prior Year's Actual SV and (ii)the Expected Improvement Factor.

         2.25. Target Bonus Amount
         "Target Bonus Amount" means that dollar amount earned that results from multiplying the Target Bonus Percent for the year by the Participant's Base Salary for the same year.

         2.26. Target Bonus Percent
         "Target Bonus Percent" means Percent of Base Salary earned if actual SV equals Target SV.

         2.27. Year
         "Year" means the fiscal year in respect of which performance is measured under the Plan.

         2.28. Administration of the Plan
         The Executive Compensation Committee shall be the sole administrator of the Plan. The Committee shall have full power to formulate additional details and regulations and make interpretations for carrying out the Plan. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive.

3. Targets

         3.1. Establishment of Target Bonus Percent

         At the time a Participant commences participation in the Plan, there shall be established for such Participant a Target Bonus Percent. The Target Bonus Percent for such Participant for any future Year(s) may be increased, decreased or left unchanged from the prior Year. Following the end of each Year, the Target Bonus Percent for that Year will be multiplied by the Base Salary of such Participant for that Year to arrive at the Target Bonus Amount for such Participant. The Target Bonus Amount will then be multiplied by the Performance Factor for that Year to arrive at the amount of the Bonus Award, if any, and the amount of the credit or debit to the Participant's Bonus Bank, if any.

4. Calculation of the Performance Factors, Awards, Bonus Banks and
   Distributions

          4.1. Timing of the Calculation
          The calculations necessary to obtain the Performance Factor for the Year most recently ended shall be made no later than December 15 of the subsequent fiscal year. Such calculation shall be carried out in accordance with this Section.

         4.2. Calculation of the Performance Factor
         The Performance Factor for the Year corresponds with the difference between the Actual SV and Target SV in relation to the leverage factor where such difference is calculated by subtracting (i) the Target SV from (ii) the Actual SV for the Year.

         The Performance Factor shall be multiplied by the Participant's Target Bonus Amount to arrive at such Participant's Award and Bonus Bank credits or debits, if any, for such Year.

         4.3. Calculation of Distributions
         If the Performance Factor for the Year is greater than one, then the Participant's Award Distribution for that Year's performance shall equal the target bonus amount plus one-third of the Bonus Bank balance. In addition, the Participant's Bonus Bank shall be credited with an amount calculated consistent with Section 4.4.

         If the Performance Factor for the Year is greater than zero (0) but less than or equal to the Participant's Target Bonus Amount, then that Performance Factor shall be multiplied by each Participant's Target Bonus Amount and the result shall be each Participant's Award Distribution for that Year's performance. In addition, if at the beginning of the Year the Participant had a Bonus Bank balance resulting from prior Years' performance of that Participating Unit, an additional Distribution will be made from the Participant's Bonus Bank in an amount which represents the lesser of (i) One-Third of the Participant's Bonus Bank balance at the beginning of the Year or (ii) an amount which when combined with the Award Distribution for that Year's performance equals the Participant's Target Bonus Amount.

         If the Performance Factor for the Year is zero (0), then the Participant's Award Distribution for that Year's performance shall be zero (0). However, if at the beginning of the Year, the Participant had a Bonus Bank balance resulting from prior Years' performance, a Distribution will be made from the Participant's Bonus Bank in an amount which represents the lesser of (i) One-Third of the Participant's Bonus Bank balance at the beginning of the Year or (ii) an amount which equals the Participant's Target Bonus Amount.

         If the Performance Factor for the Year is less than zero (0), then the Participant's Award Distribution for that Year's performance shall be zero (0). However, if subsequent to the completion of the calculation described in Section 4.4, the Participant has a Bonus Bank balance resulting from prior Years' performance, a Distribution will be made from the Participant's Bonus Bank in an amount which represents the lesser of (i) One-Third of the Participant's Bonus Bank balance following the debit calculated consistent with Section 4.4 or (ii) an amount which equals the Participant's Target Bonus Amount.

         In the event the Target Bonus Percent of a Participant who is an active employee is changed to zero (0) and such Participant's Bonus Bank balance is greater than zero (0), then the Target Bonus Amount to be used for Bonus Bank Distributions shall be that Target Bonus Amount of such Participant for the Year immediately prior to the Year of such change.

         4.4. Calculation of the Credits and Debits to Participant's Bonus Bank Accounts
         If the Performance Factor for the Year is greater than one (1) for any respective Participant, then a credit to the Participant's respective Bonus Bank will be made for Two-Thirds of that amount by which the product obtained by multiplying, (i) the Performance Factor for such Year times (ii) the Participant's Target Bonus Amount, exceeds the Participant's Target Bonus Amount. Credits to the Bonus Bank do not qualify as Distributions for the purpose of any deferred compensation plan(s) maintained by the Company.

         If the Performance Factor for the Year is less than zero (0) for any respective Participation Basis, then a debit to the Participant's respective Bonus Bank will be made in an amount equal to the product obtained by multiplying, (i) the Performance Factor for such Year by
         (ii) the Participant's Target Bonus Amount; however, in no event shall a Participant's Bonus Bank ever be reduced to less than zero (0).

         4.5. Calculation of Award Distributions and Credits and Debits to Participants' Bonus Banks When a Participant Has Multiple Participation Bases
         In the event a Participant has been assigned multiple Participation Bases for a Year, then Awards, Bonus Banks, Performance Factors and Target Bonus Amounts shall be calculated separately and independently for each Participation Basis of such Participant.

         Bonus Banks shall be maintained separately for credits and debits from each Participation Basis. Debits from one Participation Basis may not be charged against a Bonus Bank of another Participation Basis.

         4.6. Changes in Participation Basis During the Year
         In the event a Participant experiences a change in Participation Basis during a Year, then Awards, Bonus Banks, Performance Factors and Target Bonus Amounts shall be calculated separately and independently for each Participation Basis of such Participant using those portions of the Participant's Base Salary actually paid for service while included in each separate Participation Basis.

         Bonus Banks shall be maintained separately for credits and debits from each Participation Basis. Debits from one Participation Basis may not be charged against a Bonus Bank of another Participation Basis.

         Distribution(s) from the Bonus Bank for an individual who experiences a change in Participation Basis will be the same as such Distribution(s) would have been had there been no change in Base Salary, Target Bonus Amount or Participation Basis, and such Distribution(s) from more than one Participation Basis shall be made by applying Sections 4.3 and 4.4 separately and independently to each such Participation Basis.

         4.7. Changes in Target Bonus Percent During the Year
         In the event a Participant experiences a change in Target Incentive

         Percent without experiencing a change in Participation Basis during a Year, then Award calculations and Bonus Bank adjustments will be made separately using those portions of the Participant's Base Salary actually paid for service while participating at each separate Target Bonus Percent.

         Separate Bonus Bank accounts shall not be maintained because Of changes in a Participant's Target Bonus Percent. Total Bonus Bank Distributions of such Participant may not exceed such Participant's Target Bonus Amount subsequent to the change. In the event the new Target Bonus Percent is zero (0), then the Target Bonus Amount to be used for Bonus Bank Distributions shall be that Target Bonus Amount of the Year immediately prior to the Year of such change.

         4.8. Taxes: Withholding
         To the extent required by law, the Company shall withhold from all cash Distributions made hereunder any amount required to be withheld by the federal and any state, provincial or local government.

5. Distributions Following Termination

         5.1. Eligibility
         A Participant who terminates prior to September 30 of a Year shall not be eligible for any Distribution for such Year or any future Distributions, unless such termination is by reason of Retirement, death or Disability.

         5.2. Distributions for the Year of Retirement, Disability Distributions for a Participant for the Year of such Participant's Retirement, death or Disability shall be on the same basis as for all Other Participants.

         5.3. Bonus Bank Distributions the Year Following the Year of Retirement, Death or Disability
         Bonus Bank Distributions to a Participant in the Year immediately following the Year of such Participant's Retirement, death or Disability shall be calculated in the same way as for all other Participants, except that no adjustments for performance achieved beyond the year of death or Disability shall be allowed in the case of Participants who have experienced a termination by reason of death or Disability. Adjustments to the Bonus Bank for individuals who have experienced a Retirement will be the same as for all other Participants for the Year of Retirement. Bonus Bank adjustments, if any, for the Year immediately subsequent to the Year of Retirement for such Participants may only be negative, and then only if the Actual ROC is such that the Performance Factor for the Year subsequent to Retirement is negative. Such calculations will be based upon the Participant's Target Bonus Amount for the twelve months immediately preceding retirement.

         Complete Distribution of Bonus Banks of individuals who have experienced a termination by reason of Retirement, death or Disability shall be accomplished no later than the Distribution Date for the Year following the Year of Retirement, death or Disability, even though such Distribution may exceed twice the terminated Participant's Target Incentive Amount.

6. Beneficiary Designation

         The Participant shall have the right, at any time and from time to time, to designate and/or change or cancel any person/persons or entity as to his Beneficiary (both principal and contingent) to whom Distribution of Award(s) and/or Bonus Bank(s) under this Plan shall be made in the event of such Participant's death prior to a Distribution. Any Beneficiary change or cancellation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form provided by or otherwise acceptable to the Company.

         The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke any prior designation of the divorced spouse as a Beneficiary. The spouse of a Participant domiciled in a community property jurisdiction shall be required to join in any designation of Beneficiary other than the spouse in order for the Beneficiary designation to be effective.

         If a Participant fails to designate a Beneficiary as provided above, or, if such Beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the Distribution shall be made to the Participant's estate.

7. Miscellaneous

         7.1. Unsecured General Creditor
         Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests, or other claim in any property or assets of the Employer. Any and all assets shall remain general, unpledged, unrestricted assets of the Employer. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and there shall be no obligation to establish any fund, any security or any otherwise restricted asset, in order to provide for the payment of amounts under the Plan.

         7.2. Obligations To The Employer
         If a Participant becomes entitled to a Distribution under the Plan, and, if, at the time of the Distribution, such Participant has outstanding any debt, obligation or other liability representing an amount owed to the Employer, then the Employer may offset such amounts owing to it or any affiliate against the amount of any Distribution. Such determination shall be made by the Committee. Any election by the Committee not to reduce any Distribution shall not constitute a waiver of any claim for any outstanding debt, obligation, or other liability representing an amount owed to the Employer.

         7.3. Nonassignability
         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of an Award and/or Bonus Bank, prior to actual Distribution, shall be subject to seizure or sequestration for the payment of any debts,

         Judgements, alimony or separate maintenance owed by a Participant or any other person, nor shall it be transferable by operation of law in the event of the Participant's or any other persons bankruptcy or insolvency.

         7.4. Employment or Future Eligibility to Participate Not Guaranteed Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Eligible Employee or any Participant or any former Participant any right to be retained in the employ of the Employer. Designation as an Eligible Employee or as a Participant is on a year-by-year basis and may or may not be renewed for any employment years not yet commenced.

         7.5. Gender, Singular and Plural
         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         7.6. Captions
         The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         7.7. Applicable Law
         This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

         7.8. Validity
         In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

         7.9. Notice
         Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President and CEO of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

8.   Amendment and Termination of the Plan

         8.1. Amendment
         The Committee may at any time amend the Plan in whole or in part provided, however, that no amendment shall be effective to affect the Participant's right to designate a beneficiary.

                  8.2. Termination of the Plan
                  a. Employer's Right to Terminate. The Committee may at any time terminate the Plan as to prospective earning of Awards, if it determines in good faith that the continuation of the Plan is not in the best interest of the Company and its shareholders. No such termination of the Plan shall reduce any Distribution already made.

                  b. Payments Upon Termination of the Plan. Upon any termination of the Plan under this Section, Awards for future years shall not be made. With respect to the Year in which such termination takes place, the employer will pay to each Participant the Participant's Award for such Year or partial Year, less any applicable taxes on the 15th day of December in the fiscal year following the year of termination of the Plan. Bonus Bank Distributions shall be made in their entirety to the Participants on the 15th day of December in the fiscal year Following the year of termination of the Plan, notwithstanding that such final Distribution may be in excess of twice a Participant's Target Bonus Amount.

                           IN WITNESS WHEREOF, this Insteel Industries, Inc.
Return on Capital Incentive Plan has been executed in behalf of the Company effective as of the _____________ day of ____________________, 199___.

                                               INSTEEL INDUSTRIES, INC.

                                               -------------------------
                                               H.O. Woltz III
                                               President


Attest:



--------------------------------
Gary D. Kniskern, Secretary